THIRD AMENDMENT TO MINERAL RIGHT OPTION AGREEMENT

This Third Amendment to the Mineral Right Option Agreement (the “Third Amendment”) is made and entered into as of the 8 day of April, 2010 (the “Amendment Effective Date”), by and between Temasek Investments Inc., a company duly incorporated and organized under the laws of Panama (hereinafter referred to as “Optionor”), and Constitution Mining Corp., a company duly incorporated and organized under the laws of the State of Delaware, United States of America (hereinafter referred to as “Optionee”).

R E C I T A L S

A. Optionor and Optionee have previously entered into the Mineral Right Option Agreement, dated September 29, 2008, as amended May 12, 2009 and as further amended October 29, 2009, pursuant to which Optionor granted to Optionee four exclusive options to acquire the mineral rights to certain properties located in Peru (the “Agreement”)

B. The parties desire to amend the Agreement as set forth herein with the same force and effect as if such amendments were incorporated into the Agreement as originally executed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized Terms.  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

2. Purchase and Sale of Shares; Purchase Price.

(a)    Section 2.2(c) of the Agreement is hereby deleted in its entirety.

(b)    Section 2.2(d) of the Agreement is hereby deleted in its entirety and the following is substituted in replacement:

100% Option

Subject to the prior and due and complete exercise by the Optionee of the 50% Option in accordance with the paragraph before, the Optionee may exercise the third and fourth, twenty-five percent (25%) options to acquire an additional fifty percent (50%) interest in the Mineral Rights, in accordance with the terms set out below (hereinafter, the “100% Option”).

In order to exercise the 100% Option, the Optionee shall within five (5) business days of the Amendment Effective Date:

(i)  pay to the order and direction of the Optionor $1,000,000 (United States Dollars One Million);

(ii)  issue a total of six million (6,000,000) Optionee Shares to the order and the direction of Optionor, or whoever persons the Optionor indicates, of which two million (2,000,000) Optionee Shares are acknowledged by Optionor to have been previously issued in November 2009; and

(iii)  issue a convertible note for $7,000,000 (United States Dollars Seven Million) to the order and the direction of Optionor in the form set forth on Exhibit A hereto (the “Convertible Note”).

For the purposes of this Agreement, the Optionee is deemed to have fully exercised the 100% Option only once all of the obligations described in points (i), (ii), and (iii) above have been completed.

Upon exercise of the 100% Option by the Optionee, the Optionor will immediately proceed to transfer to Optionee, or to the person the Optionee indicates, the final and remaining 50% of all the outstanding shareholding in BACON HILL.  Additionally, upon the exercise of the 100% Option, the Optionor shall become holder of the one (1) share that it currently holds in MINERA MARAÑON as nominee and on trust for the exclusive and sole benefit and interest of the Optionee.  The Optionor hereby undertakes to the Optionee at all times to exercise all rights in respect of the share that it holds in MINERA MARAÑON strictly in accordance with the Optionee instructions.

Upon completion of the 100% Option, the Optionee shall be the owner of one hundred percent (100%) undivided interest in the Mineral Rights through the direct ownership of 100% of the outstanding shareholding of BACON HILL and indirect ownership of 100% of the outstanding shareholding of MINERA MARAÑON.

3.      Waiver of Prior Breach and/or Default.  Optionor hereby waives any prior breach or default of this Agreement by Optionee.

4.      No Other Changes.  Except for the changes set forth in this Third Amendment, there are no other changes made by this Third Amendment to the Agreement.  In the event that any terms, provisions or conditions of this Third Amendment shall conflict with the terms, provisions and conditions of the Agreement, the terms, provisions and conditions of this Third Amendment shall govern and control.

5.      Incorporation of Amendment.  The parties hereby agree that: (a) this Third Amendment is incorporated into and made a part of the Agreement; (b) any and all references to the Agreement shall include this Third Amendment; and (c) the Agreement and all terms, conditions and provisions of the Agreement are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

6.     Counterparts.  This Third Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts taken together shall constitute but one and the same instrument.

7.     Governing Law.  This Third Amendment shall, in all respect, be governed, construed, and enforced in accordance with the laws of the State of Nevada.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be effective as of the date first set forth above.

Temasek Investments, Inc.

/s/ Jose Silva
By:           Jose Silva
Its:           President

Constitution Mining Corp.

/s/ Michael Stocker
By:           Michael Stocker
Its:           Chief Executive Officer

EXHIBIT A

CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR THE SECURITIES IN TO WHICH IT MAY BE CONVERTED MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR (II) UNLESS SOLD PURSUANT TO AN EXCEPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT AND/OR ANY SUCH LAWS.

CONSTITUTION MINING CORP.

CONVERTIBLE PROMISSORY NOTE

DUE APRIL 8, 2013

$7,000,000	April 8, 2010

FOR VALUE RECEIVED, the undersigned, Constitution Mining Corp., a Delaware corporation (the “Company”), promises to pay to the order of Temasek Investments Inc. (the “Holder”), the principal sum of Seven Million Dollars ($7,000,000.00) on April 8, 2013 (the “Maturity Date”), plus interest thereon as provided herein.

8.     Mineral Right Agreement.  This Convertible Promissory Note (this “Note”) is issued pursuant to that certain Mineral Right Agreement dated September 29, 2008, as amended May 12, 2009 and as further amended October 29, 2009 and April 8, 2010 by and between the Company and the Holder (the “Agreement”), and the Holder is entitled to the benefits of this Note and the Agreement and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto.  Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Agreement.

9.     Interest.  In addition to the principal amount due, the Company promises to pay interest on the principal amount outstanding under this Note, payable annually, at the rate of twelve percent (12%) per annum.  Interest shall accrue until the first to occur of payment in full of this Note or conversion of this Note into Conversion Units as provided in Section 4, and such interest shall be paid, together with the principal amount hereof, on the first to occur of the Maturity Date or conversion.

10.    Events of Default.  An “Event of Default” shall occur if:

(a) the Company fails to make payment of the principal or interest of this Note within five (5) days of the date that the same shall become due and payable; or

(b) the Company’s Board of Directors resolves by proper corporate procedure to, or an order, judgment or decree is entered to, wind-up, dissolve or liquidate the Company.

11.    Conversion.

(a)     Conversion Option.  At any time on or after the date hereof and prior to the Maturity Date, this Note and/or any interest due hereunder shall be convertible, in whole or in part, at the option of the Holder (the “Conversion Option”) into such number of Conversion Units as determined by dividing (x) the sum of that portion of the outstanding principal balance under this Note and any accrued but unpaid interest thereon as of such date that the Holder elects to convert by (y) a unit conversion price of $0.80 (the “Unit Conversion Price”), subject to adjustment as described in Section 4(c) below.  “Conversion Units” shall mean one (1) share of fully paid and non-assessable common stock of the Company, par value $0.001, and one (1) common stock purchase warrant (the “Warrant”).  Each Warrant is exercisable to purchase one share of common stock at a price of $1.10 per share.

(b)      Mechanics of Conversion.  The Holder shall provide written notice of conversion, duly executed, to the Company in the manner provided in the Agreement (the “Conversion Notice”).  No later than three (3) business days after receipt of the Conversion Notice by Company (the “Delivery Date”), the Company shall issue and deliver to the Holder (i) a certificate evidencing the number of shares of common stock to which the Holder shall be entitled, and (ii) Warrants to purchase such shares of common stock to which the Holder shall be entitled.  The Warrant shall be substantially in the form attached hereto as Exhibit A.

(c)       Adjustment of Unit Conversion Price.  The Unit Conversion Price shall be subject to adjustment from time to time as follows:

(i)    Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (A) subdivides outstanding shares of common stock into a larger number of shares; (B) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (C) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the Unit Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event. Any adjustment made pursuant to this subsection shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.  Any adjustments under this Section 4(c)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)    Calculations. All calculations under this Section 4(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4(c), the number of shares of common stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock issued and outstanding.

(iii)    Notice to the Holder.  Whenever the Unit Conversion Price is adjusted pursuant to any provision of this Section 4(c), the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Any notice or rescission shall be given in the manner specified in the Agreement.

12.    Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be given in accordance with Section 9.1 of the Agreement.

13.    Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

14.    Headings.  Section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

15.    Interpretation. This Note is intended by Company and Lender as a final expression of the credit to be extended hereunder and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note.  This Note may not be supplemented or modified except in writing, executed by both parties hereto.

16.    Binding Effect.  The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

17.    Compliance with Securities Laws.  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note.

18.     Transfer and Assignment.  Neither party may transfer or assign this Note without the prior written consent of the other party.

 [Signature on following page]

IN WITNESS WHEREOF, the Company caused this Note to be effective as of the date first set forth above.

Constitution Mining Corp.

/s/ Michael Stocker
By:           Michael Stocker
Its:           Chief Executive Officer

Exhibit A

WARRANT

THESE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, UNLESS IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH OFFER AND SALE IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SAID ACT.

CONSTITUTION MINING CORP.

COMMON STOCK PURCHASE WARRANT

CONSTITUTION MINING CORP. (the “Company”), a Delaware corporation, hereby certifies that, for value received, ________________________________ (the “Holder”), whose address is __________________________________________________, is entitled, subject to the terms set forth below, at any time, or from time to time, after the date hereof and before the Expiration Date (as defined below), to purchase from the Company ________ shares (the “Shares”) of common stock, $0.001 par value, of the Company (the “Common Stock”) at a price of $1.10 per Share (the purchase price per Share, as adjusted from time to time pursuant to the provisions hereunder set forth, is referred to in this Warrant as the “Purchase Price”).

This Warrant was issued to Holder as part of a unit (the “Unit”) composed of one share of Common Stock and one Common Stock Purchase Warrant.

1.     Term of the Warrant.

1.1    Time of Exercise.  Subject to the provisions of Sections 1.5, “Transfer and Assignment,” and 3.1, “Registration and Legends,” this Warrant may be exercised at any time and from time to time after 9:00 a.m., local time, on (commencing six months after the date of issuance) (the “Exercise Commencement Date”), but no later than 5:00 p.m., local time, (one year from the date of issuance) (the “Expiration Date”), at which point it shall become void and all rights under this Warrant shall cease.

1.2    Manner of Exercise.

1.2.1   The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the form of subscription attached hereto duly executed, to the Company at its corporate office, together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Company, and upon compliance with and subject to the conditions set forth in this Warrant.

1.2.2    Upon receipt of this Warrant, with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates or other evidence of ownership, for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such documents to the Holder or its nominee.

1.2.3   If the Holder exercises this Warrant with respect to fewer than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.4   The Company covenants and agrees that it will pay when due and payable any and all transfer taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant.  The Company shall not, however, be required to pay any transfer or other tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax, the Company shall not be required to issue such Shares.

1.2.5    The Company shall, at the time of any exercise of all or part of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holders shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such Holder any such rights.

1.3    Exchange of Warrant.  This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares.  If the Holder desires to split-up, combine or exchange this Warrant, it shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested.  The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share.  The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.  The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

1.4     Holder as Owner.  Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.  Irrespective of the date of issue and delivery of certificates for any Shares issuable upon the exercise of the Warrant, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the Shares represented thereby on the date on which all or a portion of the Warrant surrendered in connection with the subscription therefor was surrendered and payment of the purchase price was tendered.  No surrender of all or a portion of the Warrant on any date when the stock transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive Shares upon such surrender as the record holder of such Shares on such date, but such person or persons shall be constituted the record holder or holders of such Shares at the close of business on the next succeeding date on which the stock transfer books are opened.  Each person holding any Shares received upon exercise of Warrant shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such Shares.

1.5     Transfer and Assignment.  This Warrant may not be sold, hypothecated, exercised, assigned or transferred except in accordance with and subject to the provisions of the Securities Act of 1933, as amended (“Act”).

1.6     Method for Assignment.  Any assignment permitted under this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax.  In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee designated in such instrument of assignment and this Warrant shall promptly be canceled.  This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

1.7     Rights of Holder.  Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or consent or receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.  If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

1.7.1    The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

1.7.2     The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

1.7.3     There shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

1.7.4      There shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.  Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant.  Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate).  Without limiting the obligation of the Company to provide notice to the holder of actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such action of the Company.

1.8     Lost Warrant Certificate(s).  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification, including a surety bond if required by the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will cause to be executed and delivered a new Warrant of like tenor and date.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

1.9     Covenants of the Company.  The Company covenants and agrees as follows:

1.9.1      At all times it shall reserve and keep available for the exercise of this Warrant into Common Stock such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant into Common Stock; and

1.9.2      All Shares issued upon exercise of the Warrant shall be duly authorized, validly issued and outstanding, fully-paid and non-assessable.

2.     Adjustment of Purchase Price and Number of Shares Purchasable Upon Exercise.

2.1    Recapitalization.  The number of Shares purchasable on exercise of this Warrant and the Purchase Price therefor shall be subject to adjustment from time to time in the event that the Company shall:  (i) pay a dividend in, or make a distribution of, shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders.  In any such case, the total number of shares purchasable on exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate purchase price, the number of shares of Common Stock that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event.  An adjustment made pursuant to this Paragraph 2 shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof.  If, as a result of any adjustment pursuant to this Paragraph 2, the Holder shall become entitled to receive shares of two or more classes of series of securities of the Company, the board of directors of the Company shall equitably determine the allocation of the adjusted purchase price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

2.2    Merger or Consolidation.  In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer,  shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto.  In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation and as an exchange for a larger or smaller number of shares, as the case may be.

2.3    Notice of Dissolution or Liquidation.  Except as otherwise provided in Section 2.2, “Merger or Consolidation,” in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, or in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date.  Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

2.4     Statement of Adjustment.  Any adjustment pursuant to the provisions of this Section 2 shall be made on the basis of the number of Shares which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Purchase Price in effect immediately prior to the rise to such adjustment.  Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares which the Holder hereof shall be entitled to purchase hereunder and/or such new Purchase Price and shall prepare, retain on file and transmit to the Holder within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

2.5     No Fractional Shares.  The Company shall not issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.5, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant.  The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled.  The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

2.6     No Change in Form Required.  The form of Warrant need not be changed because of any change pursuant to this Section 2 in the Purchase Price or in the number of Shares purchasable upon the exercise of a Warrant, may state the same Purchase Price and the same number of shares of Common Stock as are stated in the Warrants initially issued pursuant to the Agreement.

3.     Registration Under the Securities Act of 1933.

3.1     Registration and Legends.  The Holder understands that (i) the Company has not registered the Warrant or the Shares under the Act, or the applicable securities laws of any state in reliance on exemptions from registration and (ii) such exemptions depend upon the Holder’s investment intent at the time the Holder acquires the Warrant or the Shares.  The Holder therefore represents and warrants that it is acquiring the Warrant, and will acquire the Shares, for the Holder’s own account for investment and not with a view to distribution, assignment, resale or other transfer of the Warrant or the Shares.  Because the Warrant and the Shares are not registered, the Holder is aware that the Holder must hold them indefinitely unless they are registered under the Act and any applicable securities laws or the Holder must obtain exemptions from such registration.  Upon exercise, in part or in whole, of this Warrant, the Shares shall bear the following legend:

The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or any applicable state securities laws, and they may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Securities Act and under any applicable state securities laws, or an opinion of counsel, satisfactory to the Company, that an exemption from such registration is available.

3.2      No-Action Letter.  The Company agrees that it will be satisfied that no post-effective amendment or new registration is required for the public sale of the Shares if it shall be presented with a letter from the Staff of the Securities and Exchange Commission (the “Commission”), stating in effect that, based upon stated facts which the Company shall have no reason to believe are not true in any material respect, the Staff will not recommend any action to the Commission if such Shares are offered and sold without delivery of a prospectus, and that, therefore, no Registration Statement under which such shares are to be registered is required to be filed.

4.      Reservation of Shares.  The Company shall at all times reserve, for the purpose of issuance on exercise of this Warrant such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Warrant and the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose.

5.       Survival.  All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Warrant (and any other securities or property) issuable on exercise hereof.

6.       Remedies.  The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

7. Other Matters.

7.1 Binding Effect.  All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

7.2     Notices.  Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, as follows:

Constitution Mining Corp.
 Pasaje Mártir Olaya 129, Oficina 1203
Centro Empresarial José Pardo Torre A
Miraflores, Lima Perú
Phone: +51-1-446-6807
Fax: +54-11-5236-997

Contact: CEO: Michael Stocker

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at the Holder’s last known address as it shall appear on the books of the Company.

7.3     Governing Law.  The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

7.4     Parties Bound and Benefitted.  Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

7.5   Headings.  The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ____ day of _______________, 20__.

CONSTITUTION MINING CORP.

Michael Stocker
Its:  Chief Executive Officer